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                                  EXHIBIT 10.3

                   LEASE AGREEMENT, DATED SEPTEMBER 19, 1996
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[LETTERHEAD OF GRUBB&ELLIS]                                     Michael P. Stein
                                                                Senior Associate


September 19, 1996

Mr. Steve Porretta
Southland Management, Inc.
601 S. Glenoaks Boulevard, #301
Burbank, California 91502

RE:  Proposal to Lease
     Diamond Bar Village, Diamond Bar, Ca

Dear Mr. Porretta:

On behalf of Saima Khan, I am pleased to present the following lease proposal:
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Tenant:                                  Saima Khan, a married woman

DBA:                                     Mirage Collection

Use:                                     A retail store specializing in the sale of Indian women's Ready-to-Wear
                                         Clothing and Accessories and Tailoring.

Space:                                   23361 E. Golden Spring Drive

Size:                                    1,150 SF approximately (size to be verified)

Rate:                                    $862.50/month ($0.87/SF) plus triple net

Tripe Net:                               Approximately $0.25/SF/month

Term:                                    Five (5) years

Escalations:                             $0.03/SF/month annual increases

Option to Renew:                         One (1) five (5) year option to renew at the then fair market value of space at Phase III of Diamond Bar Village.

Condition of Premises:                   Tenant shall take possession of the premises in its current condition, subject to HVAC, plumbing and electrical systems being in proper working order.

Tenant Improvements:                     Tenant shall at its own expense remove existing interior offices, replacing existing carpet, paint and patch walls, make the drop ceiling of uniform height and perform its own fixurization.

Possession:                              Upon lease execution, but not later than October 1, 1996.

Rent Commencement:                       November 1, 1996 or upon opening for business, whichever is sooner.

Advance Rent:                            Tenant shall pay one month's advance rent plus triple net charges upon lease execution.
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Security Deposit:                        Tenant shall pay the equivalent of one month's base rent upon lease execution.

Signage:                                 Tenant shall install a business sign in conformance with the Center's
                                         Sign Criteria and City requirements within sixty (60) days of lease execution.
                                         Tenant shall obtain a bid from a licensed sign company and submit a sign deposit to Landlord in that amount upon lease execution.  Deposit shall be refunded to
                                         Tenant upon presentation of invoices and installation of sign.

Expiration:                              This proposal shall expire September 27, 1996.

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Landlord and Tenant acknowledge that this proposal is not a lease and it is intended as the basis for the preparation of a lease by the Landlord. The lease shall be subject to Landlord's and Tenant's approval and only a fully executed lease shall constitute a lease for the premises. Broker makes no warranty or representation to Landlord or Tenant that acceptance of this proposal will guarantee the execution of a lease for the premises.

Sincerely,

GRUBB & ELLIS COMPANY
COMMERCIAL REAL ESTATE SERVICES

/s/ Michael P. Stein
--------------------
Michael P. Stein
Senior Associate
Retail/Investment Division

MPS:cmp

Agreed and Accepted:

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Landlord                                          Date


/s/ SAIMA KHAN                                    10/14/96
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Tenant                                            Date

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